EXHIBIT 23.2

CliftonLarsonAllen LLP
CLAconnect.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ames National Corporation

Ames, Iowa

We consent to the incorporation by reference in Registration Statement No. 333-146844 on Form S-8 of Ames National Corporation of our report, dated March 10, 2023, relating to our audit of the consolidated financial statements as of and for the year ended December 31, 2022, which appears in this Annual Report on Form 10-K of Ames National Corporation.

/s/ CliftonLarsonAllen LLP

West Des Moines, Iowa

March 8, 2024